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                                                                 EXHIBIT g(2)(a)



                            MASTER CUSTODIAN CONTRACT
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         This Contract between each entity set forth in Appendix A hereto (as such Appendix A may be amended from time to time) (each such entity and each entity made subject to this Contract in accordance with Paragraphs 17 and 18, referred to herein as a "Fund") and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                                   WITNESSETH:

         WHEREAS, a Fund may be authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, each Fund so authorized intends that this Contract be applicable to each of its series set forth on Appendix A hereto (as such Appendix A may be amended from time to time) (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 17, being herein referred to as the "Portfolio(s)");

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It
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         Each Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Fund's articles of incorporation, agreement and declaration of trust, by-laws and/or registration statement (as applicable, the "Governing Documents"). Each Fund on behalf of its Portfolio(s) agrees to deliver to the Custodian all securities and cash of such Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by such Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of capital stock or beneficial interest of each Fund representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the meaning of Article
5), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Directors or the Board of Trustees of the applicable Fund on behalf of the applicable Portfolio(s) (as appropriate and in each case, the "Board"), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for each Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the applicable provisions of
Article 3.


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2.       Duties of the Custodian with Respect to Property of the Fund Held by
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         the Custodian in the United States
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         2.1      Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.10 in a U.S. Securities System (as defined in Section 2.10) and b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.11.

         2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                  1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

                  2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

                  3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

                  4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

                  5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                  6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

                  7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such


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                           securities except as may arise from the Custodian's
                           own negligence or willful misconduct;

                  8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                  9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                  10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

                  11) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

                  12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

                  13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

                  14) Upon receipt of instructions from the transfer agent for the Fund ("Transfer Agent"), for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from


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                           time to time in the currently effective prospectus
                           and statement of additional information of the Fund, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

                  15) For any other proper trust or corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust or corporate purpose, as applicable, and naming the person or persons to whom delivery of such securities shall be made.

         2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of a Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to
                  Article 1. All securities accepted by the Custodian on behalf of a Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

         2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.


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         2.5      Availability of Federal Funds. Upon mutual agreement between any Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from such Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

         2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data in its possession as may be necessary to assist the Fund in arranging, for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

         2.7 Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

                  1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by


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                           the Custodian to repurchase such securities from the
                           Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5 of this Contract;

                  2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in
                           Section 2.2 hereof;

                  3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 4 hereof;

                  4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

                  5) For the payment of any dividends on Shares declared pursuant to the Fund's Governing Documents;

                  6) For payment of the amount of dividends received in respect of securities sold short; and

                  7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Fund on behalf of the Portfolio, a certified copy of a resolution of the Board or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust or corporate purpose, as applicable, and naming the person or persons to whom such payment is to be made.

         2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from a Fund on behalf of a Portfolio to so pay in advance, the Custodian shall be absolutely liable to such Fund for such securities to the same extent as if the securities had been received by the Custodian.

         2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may at any time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.


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         2.10     Deposit of Fund Assets in U.S Securities Systems. The
                  Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the SEC under
                  Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

                  1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System (a "U.S. Securities System Account") which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                  2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

                  3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

                  4) The Custodian shall provide the Fund for the Portfolio with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S Securities System;

                  5) The Custodian shall have received from the Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Article 14 hereof; and

                  6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System


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                           by reason of any negligence, misfeasance or
                           misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

         2.11 Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

                  1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the applicable Fund on behalf of the Portfolio;

                  2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                  3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

                  4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

                  5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Portfolio; and

                  6) The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

         2.12 Segregated Account. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or


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                  accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
                  Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission ("SEC") or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies and
                  (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the applicable Board or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate or trust purposes, as applicable.

         2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

         2.14 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

         2.15 Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar


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                  transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3.       Duties of the Custodian with Respect to Property of the Fund Held
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         Outside of the United States
         ----------------------------

         3.1 Appointment of Foreign Sub-Custodians. Each Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Portfolio's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Fund's Board, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, each Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Portfolio's assets.

         3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the 1940 Act, and b) cash and cash equivalents in such amounts as the Custodian or the applicable Fund may determine to be reasonably necessary to effect the Portfolio's foreign securities transactions. The Custodian shall identify on its books as belonging to the applicable Fund, the foreign securities of the Fund held by each foreign sub-custodian.

         3.3 Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and each Fund, assets of the Portfolios shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside of the United States (each a "Foreign Securities System") only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the "Securities Systems"). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

         3.4      [Reserved.]

         3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall provide that: (a) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of each Portfolio will be freely transferable without the payment of money or value other than for custody or administration;
                  (c) adequate records will be maintained identifying the assets as belonging to each applicable Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Portfolios held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

         3.6 Access of Independent Accountants of the Fund. Upon request of any Fund, the Custodian will use its best efforts to arrange for the independent accountants of such Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

         3.7 Reports by Custodian. The Custodian will supply to each Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Portfolio(s) held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Portfolio(s) securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each applicable Portfolio indicating, as to securities acquired for a Portfolio, the identity of the entity having physical possession of such securities.

         3.8 Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph Co) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of each Fund held outside the United States by foreign sub-custodians. (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable Portfolio and delivery of securities maintained for the account of each applicable Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and each Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

         3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of any Fund, it shall be entitled to be subrogated to the fights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that such Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

         3.10 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or Co) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

         3.11 Reimbursement for Advances. If any Fund requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should such Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolios assets to the extent necessary to obtain reimbursement.

         3.12 Monitoring Responsibilities. The Custodian shall furnish annually to each Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to each Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform each Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of a Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the SEC is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

         3.13 Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Portfolios assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the 1940 Act meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract Cash held for each

                  Portfolio of each Fund in the United Kingdom shall be maintained in an interest beating account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

         3.14 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund or the Custodian as custodian of such Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on such Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist each Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which each Fund has provided such information.

4.       Payments for Sales or Repurchases or Redemptions of Shares of the Fund
         ----------------------------------------------------------------------

         The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of each Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

         From such funds as may be available for the purpose but subject to the limitations of the Governing Documents and any applicable votes of the Board of any Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between a Fund and the Custodian.

5.       Proper Instructions
         -------------------

Proper Instructions as used throughout this Contract includes the following:

         (a) a writing signed or initialed by one or more person or persons as a Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type or transaction involved, including a specific statement of the purpose for which such action is requested;

         (b) communications effected directly between electro-mechanical or electronic devices provided that each Fund and the Custodian agree to securities procedures, including but not limited to, the security procedures listed on the Funds Transfer Addendum attached hereto;

         (c) oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Each Fund shall cause all oral instructions to be confirmed in writing or through electro-mechanical or electronic devices; or

         (d) Proper Instructions in connection with a segregated asset account which has been established pursuant to Section 2.12 hereof, shall include instructions received by the Custodian in accordance with the provisions of any three-party agreement, to which any Fund and the Custodian are each a party, governing such account or accounts.

6.       Actions Permitted without Express Authority
         -------------------------------------------

         The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the applicable Fund on behalf of the Portfolio;

         2) surrender securities in temporary form for securities in definitive form;

         3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

7.       Evidence of Authority.
         ----------------------

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a certified copy of a vote of the applicable Board of a Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board pursuant to the Governing Documents as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.       Duties of Custodian with Respect to the Books of Account and
         ------------------------------------------------------------
         Calculation of Net Asset Value and Net Income.
         ----------------------------------------------

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board o to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding Shares or, if directed in writing to do so by the applicable Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the applicable Fund's Prospectus related to such Portfolio and shall advise such Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of such Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the applicable Fund's Prospectus.

9.       Records
         -------

         The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the applicable Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the applicable Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC. The Custodian shall, at a Fund's request, supply such Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by a Fund and for such compensation as shall be agreed upon between such Fund and the Custodian, include certificate numbers in such tabulations.

10.      Opinion of Fund's Independent Accountant
         ----------------------------------------

         The Custodian shall take all reasonable action, as the applicable Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from such Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, Form N-2 (if applicable), and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

11.      Reports to Fund by Independent Public Accountants
         -------------------------------------------------

         The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.      Compensation of Custodian
         -------------------------

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.

13.      Responsibility of Custodian
         ---------------------------

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for a Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical failures or interruptions, communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts;
(ii) errors by any Fund or any Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Contract;
(iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system that is not an affiliate of the Custodian to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

         The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract.

         If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of a Portfolio or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should a Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

14.      Effective Period, Termination and Amendment.
         --------------------------------------------

         This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated with respect to any party by an instrument in writing delivered or mailed, postage prepaid to the other parties, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the applicable Board has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the 1940 Act and that the Custodian shall not with respect to a Portfolio act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the applicable Board has approved the initial use of the Direct Paper System by such Portfolio; provided further, however, that each Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Fund's Governing Documents, and further provided, that each Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Termination of this Contract with respect to any particular Portfolio shall in no way affect the rights and duties under this Contract with respect to any other Funds or Portfolios.

         Upon termination of the Contract with respect to any Portfolio, such Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

15.      Successor Custodian
         -------------------

         If a successor custodian for one or more Funds or Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination with respect to the applicable Fund: (i) deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder; (ii) transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System; and (iii) transfer to the successor custodian all records created and maintained by the Custodian with respect to each such Portfolio pursuant to Section 9.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the applicable Board, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the applicable Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof with respect to any Fund owing to failure of such Fund to procure the certified copy of the vote referred to or of the applicable Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.      Interpretive and Additional Provisions
         --------------------------------------

         In connection with the operation of this Contract, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.      Additional Portfolios
         ---------------------

         In the event that any Fund establishes one or more series of Shares in addition to those listed on Appendix A attached hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

18.      Additional Funds
         ----------------

         In the event that any entity in addition to those listed on Appendix A attached hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such entity shall become a Fund hereunder and be bound by all terms, conditions and provisions hereof including, without limitation, the representations and warranties set forth in
Section 22 below.

19.      Massachusetts Law to Apply
         --------------------------

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

20.      Prior Contracts
         ---------------

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of each Fund's assets.

21.      Reproduction of Documents
         -------------------------

         This Contract and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

22.      The Parties
         -----------

         All references herein to the "Fund" are to each of the funds listed on Appendix A hereto individually, as if this Contract were between such individual Fund and the Custodian. In the case of a series fund or trust, all references to the "Portfolio" are to the individual series or portfolio of such fund or trust, or to such fund or trust on behalf of the individual series or portfolio, as appropriate. Any reference in this Contract to "the parties" shall mean the Custodian and such other individual Fund as to which the matter pertains. Each party hereby represents and warrants to each other that (i) it has the requisite power and authority under applicable laws and its Governing Documents, as applicable, to enter into and perform this Contract, (ii) all requisite proceedings have been taken to authorize it to enter into and perform this Contract, and (iii) its entrance into this Contract shall not cause a material breach or be in material conflict with any other agreement or obligation of any party or any law or regulation applicable to it.

23.      Delaware Business Trust
         -----------------------

         With respect to any Fund which is a party to this Contract and which is organized as a Delaware business trust, the term "Fund" means and refers to the trustees from time to time serving under the applicable trust agreement of such trust, as the same may be amended from time to time (the "Declaration of Trust"). It is expressly agreed that the obligations of any such

Fund hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Fund personally, but bind only the trust property of the Fund as set forth in the applicable Declaration of Trust. In the case of each Fund which is a Delaware business trust (in each case, a "Trust"), the execution and delivery of this Agreement on behalf of the Trust has been authorized by the trustees, and signed by an authorized officer of the Trust, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

24.      Shareholder Communications Election
         -----------------------------------

         SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the role, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund's name, address, and share position to requesting companies whose stock the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or do not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consent or object by checking one of the alternatives below.

                  YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

                  NO [X] The Custodian is not authorized to release the Fund's name, address, and share positions.

25.      Remote Access Services Addendum
         -------------------------------

         The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of May, 2000.



ATTEST                                       EACH OF THE ENTITIES SET FORTH ON
                                             APPENDIX A ATTACHED HERETO

By:  /s/ STEPHEN I. WINER                    By: /s/ CAROL F. RELIHAN
     -----------------------------              -------------------------------

                                             Name: Carol F. Relihan
                                                  -----------------------------

                                             Title: Senior Vice President
                                                   ----------------------------


ATTEST                                       STATE STREET BANK AND TRUST COMPANY

By:  /s/ STEPHANIE L. POSTER                 By: /s/ RONALD E. LOGUE
     -----------------------------              -------------------------------
         Vice President
                                             Name: Ronald E. Logue
                                                  -----------------------------

                                             Title: Vice Chairman
                                                   ----------------------------

                                   APPENDIX A
                          (AS REVISED JANUARY 1, 2001)


AIM ADVISOR FUNDS                                     AIM VARIABLE INSURANCE FUNDS

   o  AIM Advisor Flex Fund                              o  AIM V.I. Aggressive Growth Fund
   o  AIM Advisor International Value Fund               o  AIM V.I. Balanced Fund
   o  AIM Advisor Real Estate Fund                       o  AIM V.I. Blue Chip Fund
                                                         o  AIM V.I. Capital Appreciation Fund
AIM EQUITY FUNDS                                         o  AIM V.I. Capital Development Fund
                                                         o  AIM V.I. Dent Demographic Trends Fund
   o  AIM Aggressive Growth Fund                         o  AIM V.I. Diversified Income Fund
   o  AIM Blue Chip Fund                                 o  AIM V.I. Global Utilities Fund
   o  AIM Capital Development Fund                       o  AIM V.I. Government Securities Fund
   o  AIM Charter Fund                                   o  AIM V.I. Growth and Income Fund
   o  AIM Constellation Fund                             o  AIM V.I. Growth Fund
   o  AIM Dent Demographic Trends Fund                   o  AIM V.I. High Yield Fund
   o  AIM Emerging Growth Fund                           o  AIM V.I. International Equity Fund
   o  AIM Large Cap Basic Value Fund                     o  AIM V.I. Telecommunications and
   o  AIM Large Cap Growth Fund                             Technology Fund
   o  AIM Mid Cap Growth Fund                            o  AIM V.I. Value Fund
   o  AIM Weingarten Fund
                                                      AIM FLOATING RATE FUND
AIM FUNDS GROUP
                                                      AIM GROWTH SERIES
   o  AIM Balanced Fund
   o  AIM European Small Company Fund                    o  AIM Basic Value Fund
   o  AIM Global Utilities Fund                          o  AIM Euroland Growth Fund
   o  AIM International Emerging Growth Fund             o  AIM Japan Growth Fund
   o  AIM New Technology Fund                            o  AIM Mid Cap Equity Fund
   o  AIM Select Growth Fund                             o  AIM Small Cap Growth Fund
   o  AIM Small Cap Equity Fund
   o  AIM Value Fund                                  AIM INVESTMENT FUNDS
   o  AIM Value II Fund
   o  AIM Worldwide Spectrum Fund                        o  AIM Developing Markets Fund
                                                         o  AIM Global Consumer Products and
AIM INTERNATIONAL FUNDS, INC.                               Services Fund
                                                         o  AIM Global Financial Services Fund
   o  AIM Asian Growth Fund                              o  AIM Global Health Care Fund
   o  AIM European Development Fund                      o  AIM Global Infrastructure Fund
   o  AIM Global Aggressive Growth Fund                  o  AIM Global Resources Fund
   o  AIM Global Growth Fund                             o  AIM Global Telecommunications and
   o  AIM Global Income Fund                                Technology Fund
   o  AIM International Equity Fund                      o  AIM Latin American Growth Fund
                                                         o  AIM Strategic Income Fund
AIM INVESTMENT SECURITIES FUNDS
                                                      AIM SERIES TRUST
   o  AIM High Yield Fund
   o  AIM High Yield Fund II                             o  AIM Global Trends Fund
   o  AIM Income Fund
   o  AIM Intermediate Government Fund                GLOBAL INVESTMENT PORTFOLIO

AIM SPECIAL OPPORTUNITIES FUNDS                          o  Global Consumer Products and
                                                            Services Portfolio
   o  AIM Large Cap Opportunities Fund                   o  Global Resources Portfolio
   o  AIM Mid Cap Opportunities Fund
   o  AIM Small Cap Opportunities Fund

AIM SUMMIT FUND

                                   SCHEDULE A

                                   ----------

                                 17f-5 APPROVAL

  The Board of Directors/Trustees of each entity set forth on Appendix A to the Master Custodian Contract to which this Schedule A is attached has approved certain foreign banking institutions and foreign securities depositories within State Street's Global Custody Network for use as subcustodians for the Fund's securities, cash and cash equivalents held outside of the United States. Board approval is as indicated by the Fund's Authorized Officer:

FUND
OFFICER
INITIALS         COUNTRY                SUBCUSTODIAN                             CENTRAL DEPOSITORY
--------         -------                ------------                             ------------------

                 STATE STREET'S ENTIRE GLOBAL CUSTODY NETWORK LISTED BELOW
-------

/s/ CFR          Argentina              Citibank, N.A.                           Caja de Valores S.A.
-------

/s/ CFR          Australia              Westpac Banking Corporation              Austraclear Limited
-------

                                                                                 Reserve Bank Information and
                                                                                 Transfer System

/s/ CFR          Austria                Erste Bank der Oesterreichischen         Oesterreichische Kontrollbank AG
-------                                 Sparkassen AG                            (Wertpapiersammelbank Division)


                 Bahrain                HSBC Bank Middle East                    None
-------                                 (as delegate of The Hongkong and
                                        Shanghai Banking Corporation Limited)

/s/ CFR          Bangladesh             Standard Chartered Bank                  None
-------

/s/ CFR          Belgium                Fortis Bank NV/as.                       Caisse Interprofessionnelle de Depots
-------                                                                          et de Virements de Titres S.A.

                                                                                 Banque Nationale de Belgique

/s/ CFR          Bermuda                The Bank of Bermuda Limited              None
-------

                 Bolivia                Citibank, N.A.                           None
-------

                 Botswana               Barclays Bank of Botswana Limited        None
-------

FUND
OFFICER
INITIALS     COUNTRY             SUBCUSTODIAN                            CENTRAL DEPOSITORY
--------     -------             ------------                            ------------------
/s/ CFR      Brazil              Citibank, N.A.                          Companhia Brasileira be Liquidacao e
-------                                                                  Custodia

-------      Bulgaria            ING Bank N.V.                           Central Depository AD

                                                                         Bulgarian National Bank

/s/ CFR      Canada              State Street Trust Company Canada       Canadian Depository
-------                                                                  for Securities Limited

/s/ CFR      Chile               Citibank, N.A.                          Deposito Central de Valores S.A.
-------

/s/ CFR      People's Republic   The HongKong and Shanghai               Shanghai Securities Central Clearing &
-------      of China            Banking Corporation Limited,            Registration Corporation
                                 Shanghai and Shenzhen branches
                                                                         Shenzhen Securities Clearing
                                                                         Co., Ltd.

/s/ CFR      Colombia            Citibank Colombia S.A.                  Deposito Centralizado de Valores
-------                          Sociedad Fiduciaria

             Costa Rica          Banco BCT S.A.                          Central de Valores S.A.
-------

/s/ CFR      Croatia             Privredna Banka Zagreb d.d.             Ministry of Finance
-------
                                                                         National Bank of Croatia

                                                                         Sredisnja Depozitarna Agencija

/s/ CFR      Cyprus              The Cyprus Popular Bank Ltd.            None
-------

/s/ CFR      Czech Republic      Ceskoslovenska Obchodi                  Stredisko cennych papiru
-------                          Banka, A.S.
                                                                         Czech National Bank

/s/ CFR      Denmark             Den Danske Bank                         Vaerdipapircentralen (Danish
-------                                                                  Securities Center)

             Ecuador             Citibank, N.A.                          None
-------

/s/ CFR      Egypt               Egyptian British Bank                   Misr Company for Clearing, Settlement,
-------                          (as delegate of The Hongkong and        and Depository
                                 Shanghai Banking Corporation
                                 Limited)

-------      Estonia             Hansabank                               Eesti Vaartpaberite Keskdepositoorium

/s/ CFR      Finland             Merita Bank Plc.                        Finnish Central Securities
-------                                                                  Depository

FUND
OFFICER
INITIALS         COUNTRY            SUBCUSTODIAN                      CENTRAL DEPOSITORY
--------         -------            ------------                      ------------------
/s/ CFR          France             Paribas, S.A.                     Societe Interprofessionnelle
--------                                                              pour la Compensation des
                                                                      Valeurs Mobilieres

/s/ CFR          Germany            Dresdner Bank AG                  Deutsche Borse Clearing AG
--------

                 Ghana              Barclays Bank Of Ghana Limited    None
--------

/s/ CFR          Greece            National Bank of Greece S.A.       Central Securities Depository
--------                                                              (Apothetirion Titlon AE)

                                                                      Bank of Greece,
                                                                      System for Monitoring Transactions in
                                                                      Securities in Book-Entry Form

/s/ CFR          Hong Kong         Standard Chartered Bank            Central Clearing and
--------                                                              Settlement System

                                                                      Central Moneymarkets Unit

/s/ CFR          Hungary           Citibank Rt.                       Kozponti Elszamolohaz es Ertektar
--------                                                              (Budapest) Rt. (KELER)

                 Iceland           Icebank Ltd.                       None
--------

/s/ CFR          India             Deutsche Bank AG                   The National Securities Depository
--------                                                              Limited

                                                                      Central Depository Services India
                                                                      Limited

                                                                      Reserve Bank of India

                                   The Hongkong and Shanghai          The National Securities Depository
--------                           Banking Corporation Limited        Limited

                                                                      Central Depository Services India
                                                                      Limited

                                                                      Reserve Bank of India

/s/ CFR          Indonesia         Standard Chartered Bank            Bank Indonesia
--------
                                                                      PT Kustodian Sentral Efek Indonesia

/s/ CFR          Ireland           Bank of Ireland                    Central Bank of Ireland
--------                                                              Securities Settlement Office

FUND
OFFICER
INITIALS         COUNTRY                SUBCUSTODIAN                             CENTRAL DEPOSITORY
--------         -------                ------------                             ------------------

/s/ CFR          Israel                 Bank Hapoalim B.M.                       Tel Aviv Stock Exchange
-------                                                                          Clearing House Ltd. (TASE Clearinghouse)

                                                                                 Bank of Israel
                                                                                 (As part of the TASE Clearinghouse
                                                                                 system)

/s/ CFR          Italy                  Paribas, S.A.                            Monte Titoli S.p.A.
-------
                                                                                 Banca d'Italia

                 Ivory Coast            Societe Generale de Banques              Depositaire Central -
-------                                 en Cote d'Ivoire                         Banque de Reglement


                 Jamaica                Scotiabank Jamaica Trust                 Jamaica Central Securities
-------                                 and Merchant Bank Limited                Depository

/s/ CFR          Japan                  The Fuji Bank, Limited                   Japan Securities Depository
-------                                                                          Center (JASDEC)

                                                                                 Bank of Japan Net System

                                        The Sumitomo Bank, Limited               Japan Securities Depository
-------                                                                          Center (JASDEC)

                                                                                 Bank of Japan Net System

                 Jordan                 HSBC Bank Middle East                    None
-------                                 (as delegate of the Hongkong and
                                        Shanghai Banking Corporation
                                        Limited)

                 Kenya                  Barclays Bank of Kenya Limited           Central Bank of Kenya
-------

/s/ CFR          Republic of Korea      The Hongkong and Shanghai                Korea Securities Depository Corporation
-------                                 Banking Corporation Limited

                 Latvia                 A/s Hansabank                            Latvian Central Depository
-------

                 Lebanon                HSBC Bank Middle East                    Custodian and Clearing Center of
-------                                 (as delegate of the Hongkong and         Financial Instruments for Lebanon and
                                        Shanghai Banking Corporation             the Middle East (MIDCLEAR) S.A.L.
                                        Limited)

                                                                                 Central Bank of Lebanon

                 Lithuania              Vilniaus Bankas AB                       Central Securities Depository of
-------                                                                          Lithuania

FUND
OFFICER
INITIALS         COUNTRY            SUBCUSTODIAN                            CENTRAL DEPOSITORY
--------         -------            ------------                            ------------------
/s/ CFR          Malaysia           Standard Chartered Bank                 Malaysian Central Depository Sdn.
--------                            Malaysia Berhad                         Bhd.

                                                                            Bank Negara Malaysia,
                                                                            Scripless Securities Trading and
                                                                            Safekeeping Systems

                 Mauritius          The Hongkong and Shanghai               Central Depository & Settlement
--------                            Banking Corporation Limited             Co. Ltd.

/s/ CFR          Mexico             Citibank Mexico, S.A.                   S.D. INDEVAL
--------                                                                    (Instituto para el Deposito de
                                                                            Valores)

                 Morocco            Banque Commerciale du Maroc             Maroclear
--------

/s/ CFR          The Netherlands    MeesPierson N.V.                        Nederlands Centraal Instituut voor
--------                                                                    Giraal Effectenverkeer B.V. (NECIGEF)

                 Namibia           (via) Standard Bank of South Africa      None
--------

/s/ CFR          New Zealand        ANZ Banking Group                       New Zealand Central Securities
--------                            (New Zealand) Limited                   Depository Limited


/s/ CFR          Norway             Christiania Bank og                     Verdipapirsentralen (the Norwegian
--------                            Kreditkasse ASA                         Central Registry of Securities)

                 Oman               HSBC Bank Middle East                   Muscat Securities Market Depository &
--------                            (as delegate of The Hongkong and        Securities Registration Company
                                    Shanghai Banking Corporation Limited)


/s/ CFR          Pakistan           Deutsche Bank AG                        Central Depository Company of
--------                                                                    Pakistan Limited


                                                                            State Bank of Pakistan

                 Palestine          HSBC Bank Middle East                   The Palestine Stock Exchange
--------                            (as delegate of the Hongkong and
                                    Shanghai Banking Corporation Limited)

/s/ CFR          Panama             BankBoston, N.A.                        None
--------

/s/ CFR          Peru               Citibank, N.A.                          Caja de Valores y Liquidaciones,
--------                                                                    CAVALIICLV S.A.

/s/ CFR          Philippines        Standard Chartered Bank                 Philippines Central Depository, Inc.
--------

                                                Registry of Scripless Securities
                                                (ROSS) of the Bureau of Treasury


FUND
OFFICER
INITIALS          COUNTRY             SUBCUSTODIAN                                 CENTRAL DEPOSITORY
--------          -------             ------------                                 ------------------
/s/ CFR           Poland              Citibank (Poland) S.A.                       National Depository of Securities
-------                                                                            (Krajowy Depozyt Papierow
                                                                                   Wartosciowych SA)

                                                                                   Central Treasury Bills Registrar

/s/ CFR           Portugal            Banco Comercial Portugues                    Central de Valores Mobiliarios
-------

-------           Qatar               HSBC Bank Middle East                        Doha Securities Market

/s/ CFR           Romania             ING Bank N.V.                                National Securities Clearing,
-------                                                                            Settlement and Depository Company

                                                                                   Bucharest Stock Exchange Registry
                                                                                   Division

                                                                                   National Bank of Romania

-------           Russia              Credit Suisse First Boston AO, Moscow        None
                                      (as delegate of Credit Suisse
                                      First Boston, Zurich)

/s/ CFR           Singapore           The Development Bank                         Central Depository (Pte)
-------                               of Singapore Limited                         Limited

                                                                                   Monetary Authority of Singapore

/s/ CFR           Slovak Republic     Ceskoslovenska Obchodni                      Stredisko cennych papierov SR
-------                               Banka, A.S.                                  Bratislava, a.s.

                                                                                   National Bank of Slovakia

/s/ CFR           Slovenia            Bank Austria Creditanstalt                   Klirinsko Depotna Druzba d.d.
-------                               d.d. Ljubljana.

/s/ CFR           South Africa        Standard Bank of South Africa Limited        The Central Depository Limited
-------
                                                                                   Strate Ltd.

/s/ CFR           Spain               Banco Santander Central                      Servicio de Compensacion y
-------                               Hispano, S.A.                                Liquidacion de Valores, S.A.

                                                                                   Banco de Espana,
                                                                                   Central de Anotaciones en Cuenta

/s/ CFR           Sri Lanka           The Hongkong and Shanghai                    Central Depository System
-------                               Banking Corporation Limited                  (Pvt) Limited

-------           Swaziland           Standard Bank Swaziland Limited              None

 FOUND
OFFICER
INITIALS          COUNTRY                    SUBCUSTODIAN                        CENTRAL DEPOSITORY
--------          -------                    ------------                        ------------------
/s/ CFR           Sweden                     Skandinaviska Enskilda Banken       Vardepapperscentralen, VPC AB
--------                                                                         (the Swedish Central Securities
                                                                                 Depository)

/s/ CFR           Switzerland                UBS AG                              SIS - SegaIntersettle
--------
/s/ CFR           Taiwan-R.O.C.              Central Trust of China              Taiwan Securities Central
--------                                     or                                  Depository Co., Ltd.


--------                                     --------------------------------
                                             (Client Designated Subcustodian)

/s/ CFR           Thailand                   Standard Chartered Bank             Thailand Securities Depository
--------                                                                         Company Limited

--------          Trinidad & Tobago          Republic Bank Limited               None

--------          Tunisia                    Banque Internationale               Societe Tunisienne Interprofessionelle pour
                                             Arabe de Tunisie                    La Compensation et de Depots de
                                                                                 Valeurs Mobilieres

/s/ CFR           Turkey                     Citibank, N.A.                      Takas ve Saklama Bankasi A.S.
--------                                                                         (TAKASBANK)

                                                                                 Central Bank of Turkey

/s/ CFR           Ukraine                    ING Bank Ukraine                    National Bank of Ukraine
--------
/s/ CFR           United Kingdom             State Street Bank and Trust         The Bank of England,
--------                                     Company, London branch              Central Gilts Office and
                                                                                 Central Moneymarkets Office

/s/ CFR           Uruguay                    BankBoston N.A.                     None
--------
/s/ CFR           Venezuela                  Citibank, N.A.                      Central Bank of Venezuela
--------
--------          Vietnam                    The Hongkong and Shanghai           None
                                             Banking Corporation Limited

--------          Zambia                     Barclays Bank of Zambia Limited     LuSE Central Shares Depository Limited
                                                                                 Bank of Zambia

--------          Zimbabwe                   Barclays Bank of Zimbabwe Limited   None

FUND
OFFICER
INITIALS          COUNTRY           SUBCUSTODIAN                                   CENTRAL DEPOSITORY
--------          -------           ------------                                   ------------------
--------          Euroclear (The Euroclear System)/ State Street London Limited

--------          Cedelbank S.A/State Street London Limited


CERTIFIED BY:

/s/ CAROL F. RELIHAN                                           5-1-2000
-------------------------------                                -------------
FUND'S AUTHORIZED OFFICER                                      DATE

          REMOTE ACCESS SERVICES ADDENDUM TO MASTER CUSTODIAN CONTRACT
          ------------------------------------------------------------

     ADDENDUM to that certain Master Custodian Contract dated as of May 1, 2000 (the "Agreement") between the entities set forth on Exhibit A thereto (each, a "Customer") and State Street Bank and Trust Company ("State Street").

     State Street has developed and utilizes proprietary accounting and other systems in conjunction with the custodian services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").

The Services
------------

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Addendum ("Authorized Designees") with access to In-Sight(SM) as described in Exhibit A (the "System") on a remote basis for the purpose of obtaining and analyzing reports and information.

Security Procedures
-------------------

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remove Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees
----

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the custody fee schedule in effect from time to time between the parties (the "Fee Schedule"). The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief
-----------------------------------------

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, knowhow, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of

State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties
------------------

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology and the necessity of relying upon third party sources, and data and pricing information obtained form third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.



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
EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement
------------

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

Termination
-----------

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous
-------------

No term hereof is intended to alter the standard of care applicable to State Street, as set forth in the Agreement, with respect to data made available to the Customer via the Remote Access Services. This Addendum and the exhibit hereto constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer, for itself and its Authorized Designees, accepts the terms of this Addendum.


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


                                   EXHIBIT A
                                       TO
             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN CONTRACT
             -----------------------------------------------------

                                  IN-SIGHT(SM)
                           System Product Description

In-Sight(SM) provides information delivery and on-line access to State Street. In-Sight(SM) allows users a single point of entry into the many views of data created by the diverse systems and applications. Reports and data from systems such as Investment Policy Monitor(SM), Multicurrency Horizon(SM), Securities Lending, Performance & Analytics can be accessed though In-Sight(SM). This Internet-enabled application is designed to run from a Web browser and perform across low-speed data line or corporate high-speed backbones. In-Sight(SM) also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In-Sight(SM) will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street's customers.




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